News Release

U-STORE-IT
We’re the Self-Storage Professionals

U-Store-It Provides 2007 FFO Guidance

Announces the Date of Its Fourth Quarter 2006 Earnings Release and Conference Call Details

CLEVELAND, OH — (MARKET WIRE) – January 24, 2007 — U-Store-It Trust (NYSE: YSI) announced today guidance for 2007 Funds from Operations (“FFO”) and that the Company is scheduled to release financial results for the three months and the year ended December 31, 2006 on Thursday, February 22, 2007. A conference call to discuss 2006 results and the 2007 outlook will be held at 11:00 a.m. ET on Friday, February 23, 2007.

2007 Funds from Operations Outlook:

The Company currently expects 2007 FFO per diluted share to be in the range of $1.11 to $1.21. This estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating and general and administrative expenses, interest rates, and the potential impact of property dispositions and acquisitions. The estimate assumes no change in the current 62.6 million diluted shares and units outstanding and no one-time non-recurring charges or credits. Factors that may materially impact our estimated results are detailed in our 2005 Annual Report on Form 10-K.

Management’s outlook range for 2007 is based, in part, on the following key and variable assumptions ($ in millions):

	Low	High
Average occupancy	81.0%	83.5%
Peak occupancy	84.0%	86.5%
Same store revenue growth	6.0%	8.0%
G&A	$22.0	$21.0
Acquisitions	$—	$100.0
Dispositions	$100.0	$—

A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at http://www.u-store-it.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers.

After the live Web cast, the call will remain available on U-Store-It’s web site for 30 days. In addition, a telephonic replay of the call will be available until March 23, 2007. The replay dial-in number is (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. The replay passcodes (both are required) are Account #: 286 and Conference ID #: 229387

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust focused on the ownership, operation, acquisition and development of self-storage facilities in the United States. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the 2006 Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:
U-Store-It Trust
Christopher Marr
Chief Financial Officer
(440) 234-0700

SOURCE:  U-Store-It